EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement (No.333-248495) on Form S-1 of Butterfly Effect Culture Media (Beijing) Co., Ltd. of our report dated July 20, 2020, relating to the consolidated financial statements of Butterfly Effect Culture Media (Beijing) Co., Ltd for the year ended December 31, 2019 and 2018, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ “Manning Elliott LLP”

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, British Columbia

September 18, 2020